EXHIBIT 10.9

                            GARDEN RIDGE CORPORATION

                                July 16, 1996

Three Cities Research, Inc.
135 East 57th Street
New York, NY 10022

Gentlemen:

      1. This letter confirms that Garden Ridge Corporation (the "Company") has engaged Three Cities Research, Inc. ("TCR"), to act as its financial advisor. TCR shall render advisory services to the Company and shall make available the services of certain of its employees to advise the Company on financial matters.

      2. During the term of TCR's engagement hereunder, the Company shall pay to TCR the following fees for the services to be rendered by TCR hereunder:

            (a) a fee of $50,000 per annum, payable by check in quarterly installments of $12,500 each, commencing on September 30, 1996; and

            (b) in addition, the Company shall reimburse TCR, upon request from time to time, for all of TCR's documented out-of-pocket expenses which have been approved in advance by the Company.

      During the term of TCR's engagement hereunder, TCR will have the right to select two members of the slate of directors of the Company presented by the Company's management for election at each of the Company's annual stockholders' meetings.

      3. The engagement of TCR hereunder shall be for a term of five years commencing on July 16, 1996 and ending on July 16, 2001, unless terminated earlier pursuant to Section 6 herein.

      4. The Company shall furnish to TCR such information as TCR reasonably believes to be appropriate to its engagement hereunder (all such information so furnished being referred to hereinafter as the "Information"). The Company recognizes and confirms that TCR (a) will use and rely primarily on the Information and information available from generally recognized public sources in performing the services contemplated by this letter without having
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Three Cities Research, Inc.
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independently verified the same, and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information.

      5. The Company shall indemnify and hold harmless TCR and each of its directors, officers, employees and agents (collectively, the "Indemnified Parties"), from and against any and all claims, liabilities, obligations, damages or expenses arising out of or in connection with TCR's engagement hereunder or any action of any Indemnified Party in connection therewith; PROVIDED, HOWEVER, that the Company shall have no obligation under this Section 5 to indemnify an Indemnified Party with respect to any claim, liability, obligation, damage or expense resulting from the gross negligence or willful misconduct of such Indemnified Party.

      6. This letter agreement may be terminated prior to the end of its term:

            (a) by mutual agreement of the parties; or

            (b) by the Company if, at any time, neither Willem de Vogel, J. William Uhrig nor H. Whitney Wagner is the managing partner or in an equivalent position with TCR; or

            (c) by the Company if, at any time, less than two of Willem de Vogel, J. William Uhrig nor H. Whitney Wagner are then associated with or employed by TCR.

      7. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such state. This letter agreement may not be amended or otherwise modified except by a written instrument, signed by TCR and the Company. If any provision hereof is determined to be invalid or unenforceable, such determination shall not affect any other provision of this letter agreement, each of which shall remain in full force and effect. This letter agreement may be executed in one or more counterparts, all of which shall constitute one and the same agreement.

      8. This agreement supersedes and replaces the financial advisory agreement entered into by the parties dated July 8, 1992.
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Three Cities Research, Inc.
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      If the foregoing correctly sets forth our understanding, please indicate so by signing below and returning an executed copy of this letter agreement to us.

                                    Very truly yours,

                                    GARDEN RIDGE CORPORATION

                                    By: /s/ ARMAND SHAPIRO
                                            Armand Shapiro
                                            Chairman and Chief Executive Officer

Accepted and agreed to as of the date first written above:

THREE CITIES RESEARCH, INC.

By: /s/ H. WHITNEY WAGNER
        H. Whitney Wagner
        Managing Director